UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2012

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4800 North Scottsdale Road, Suite 1400, Scottsdale, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 371-1929

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Amendment of 2010 Stock Incentive Plan

The Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) of American Standard Energy Corp. (the “Company”) was previously approved by the Board of Directors (“Board”) and a majority of the stockholders of the Company. The 2010 Plan became effective on February 2, 2012 in accordance with its terms.

The 2010 Plan reserves 12,000,000 shares of our common stock for distribution to employees, officers, directors, consultants to and advisors of the Company in accordance with the 2010 Plan’s terms.  The purpose of the 2010 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance through equity awards.  The various types of incentive awards that may be provided under the 2010 Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.  The 2010 Plan is administered by the Board, or, at the Board’s discretion, a committee of the Board.

Adoption of 2011 Stock Incentive Plan

The Company’s 2011 Equity Incentive Plan (the “2011 Plan”) was previously approved by the Board and a majority of the stockholders of the Company.  The 2011 Plan became effective on February 2, 2012 in accordance with its terms.

The 2011 Plan reserves 10,000,000 shares of our common stock for distribution to executive officers (including executive officers who are also directors), employees, directors, independent agents, consultants and attorneys in accordance with the 2011 Plan’s terms.  The purpose of the 2011 Plan is to offer to the Company’s employees and to the employees of its subsidiaries and other persons who are expected to contribute to the success of the Company, long-term performance-based stock and/or other equity interests in the Company, thereby enhancing its ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees and other persons and the stockholders of the Company.  The various types of incentive awards that may be provided under the 2011 Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The 2011 Plan is administered by the Board, or, at the Board’s discretion, a committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer